Exhibit 99.1
For more information, contact:

Robert Woods	Eric Erickson	Kris Block
Tel: 484-582-5645	Tel: 484-582-5480	Tel: 484-582-5505
robert.woods@sungard.com	eric.erickson@sungard.com	kris.block@sungard.com
SunGard Announces First Quarter 2010 Results
Wayne, PA — May 6, 2010 — SunGard, one of the world’s leading software and technology services companies, today reported that revenue for the quarter ended March 31, 2010 was $1.25 billion, down 6% from 2009. Adjusted EBITDA was $297 million, down 9% from 2009. Adjusted income from operations was $217 million, down 10% from 2009. Excluding the results of one of our trading systems businesses, a broker/dealer described below, revenue was up 3% and adjusted income from operations was down 3%. Income from operations for the quarter ended March 31, 2010 was $74 million, down 26% from 2009. Adjusted EBITDA and adjusted income from operations are defined in Notes 1 and 2 in the Notes attached to this release.
Organic revenue (defined as revenue from businesses owned for at least one year and adjusted for both businesses sold in the previous twelve months and the impact of currency exchange rates) was down 9% for the quarter, all of which was attributable to one of our trading systems businesses, a broker/dealer. This broker/dealer revenue was down 69% compared to the prior year due primarily to the industry-wide dynamic by which active trading firms are opting to become broker/dealers and trade on their own behalf. See Note 3 in the Notes attached to this release.
Cristóbal Conde, president and chief executive officer, commented, “SunGard’s performance in the quarter reflects the challenging operating environment and the lag effect of our recurring revenue business model. Prevailing trends continue with long sales cycles and high pricing pressure. Our results also reflect the changing dynamics and regulatory environment in the financial industry which are behind the one-time drop in revenue from our trading systems business. Otherwise, our software and processing businesses are showing signs of renewed growth and while it is too early to call the bottom of the market, we are cautiously optimistic. The IT spending mood shows signs of an uptick, our sales pipelines reflect a higher quality of deals and our competitive position continues to be very strong.”
Financial Systems revenue decreased 11% to $659 million for the quarter. Organic revenue decreased 13% for the quarter. Excluding the broker/dealer business, organic revenue was up 4%. License fees were $40 million for the quarter, an increase of $20 million compared to the same quarter in 2009.

Notable deals in the quarter included the following:
•	A leading provider of financial services selected SunGard’s WealthStation to support its financial planning and advisory services.
•	A global biopharmaceutical company selected SunGard’s STN Money Markets to research, trade and report on its short-term cash investments.

•	A global financial services firm selected SunGard Consulting Services to help develop a credit risk calculation service for derivatives.
Higher Education revenue decreased 9%, all of which was organic, to $120 million for the quarter. License fees were $5 million for the quarter, unchanged from the same quarter of 2009.
Notable deals in the quarter included the following:
•	A community college in Michigan extended its relationship with SunGard Higher Education to provide technology management services.

•	A state technical college system in the southeastern U.S. expanded its relationship with SunGard Higher Education and added academic advising functionality to 28 campuses.

•	A Chilean university selected SunGard Higher Education to provide a comprehensive student system as a foundation for its digital campus.
Public Sector revenue increased 11% to $101 million for the quarter. Organic revenue growth was 5% in the quarter. Total Public Sector License fees were $2 million for the quarter, a decrease of $3 million from the same quarter of 2009.
Notable deals in the quarter included the following:
•	A global business and technology services company selected SunGard Public Sector to help it provide an offender assessment system to a public justice agency in the U.K.

•	A county in Texas selected SunGard Public Sector for public safety computer-aided dispatch, records management and mobile computing solutions.

•	A state K-12 public school network in the U.S. selected SunGard Public Sector to provide a student information system.
Availability Services revenue decreased $1 million to $369 million for the quarter. Organic revenue decreased 3% in the quarter.
Notable deals in the quarter included the following:
•	One of the world’s largest electronics companies selected SunGard for managed services.

•	A leader in global supply chain management of agricultural, industrial and energy products chose SunGard as its managed services provider.

•	A comprehensive healthcare system in the Greater Philadelphia area selected SunGard for hosting and managed services.

Financial Position
At March 31, 2010, total debt was $8.28 billion and cash balances were $637 million. During the quarter ended March 31, 2010, the Company generated $80 million in cash flow from operations. The Company also invested $76 million in capital expenditures and completed two acquisitions in the quarter.
Conference Call & Webcast
A conference call to review the results is scheduled for today at 9:00 a.m. (Eastern Time). The dial-in number is 706-902-1370, conference ID 71492899. A replay will be available shortly after the end of the call through midnight on May 13, 2010. To listen to the replay, please dial 706-645-9291, conference ID 71492899. You may also listen to the call at www.investorcalendar.com by clicking on the “audio” icon for SunGard. A replay will be available shortly after the end of the webcast, through midnight on May 13, 2010 at www.investorcalendar.com.
About SunGard
SunGard is one of the world’s leading software and technology services companies. SunGard has more than 20,000 employees and serves 25,000 customers in 70 countries. SunGard provides software and processing solutions for financial services, higher education and the public sector. SunGard also provides disaster recovery services, managed IT services, information availability consulting services and business continuity management software. With annual revenue exceeding $5 billion, SunGard is ranked 380 on the Fortune 500 and is the largest privately held business software and IT services company.
Trademark Information: SunGard, the SunGard logo, STN Money Markets and WealthStation are trademarks or registered trademarks of SunGard Data Systems Inc. or its subsidiaries in the U.S. and other countries. All other trade names are trademarks or registered trademarks of their respective holders.

SunGard’s “Safe Harbor” Statement under Private Securities Litigation Reform Act of 1995
Statements in this release other than historical facts constitute forward-looking statements. You can identify forward-looking statements because they contain words such as “believes,” “expects,” “may,” “will,” “would,” “should,” “seeks,” “approximately,” “intends,” “plans,” “estimates,” or “anticipates” or similar expressions which concern our strategy, plans or intentions. All statements we make relating to estimated and projected earnings, margins, costs, expenditures, cash flows, growth rates and financial results are forward-looking statements. In addition, we, through our senior management, from time to time make forward-looking public statements concerning our expected future operations and performance and other developments. All of these forward-looking statements are subject to risks and uncertainties that may change at any time, and, therefore, our actual results may differ materially from those we expected. We derive most of our forward-looking statements from our operating budgets and forecasts, which are based upon many detailed assumptions. While we believe that our assumptions are reasonable, we caution that it is very difficult to predict the impact of known factors, and, of course, it is impossible for us to anticipate all factors that could affect our actual results. Some of the factors that we believe could affect our results include: our high degree of leverage; general economic and market conditions; the overall condition of the financial services industry, including the effect of any further consolidation among financial services firms; the integration of acquired businesses, the performance of acquired businesses, and the prospects for future acquisitions; the effect of war, terrorism, natural disasters or catastrophic events; the effect of disruptions to our systems and infrastructure; the timing and magnitude of software sales; the timing and scope of technological advances; customers taking their information availability solutions in-house; the trend in information availability toward solutions utilizing more dedicated resources; the market and credit risks associated with clearing broker operations; the ability to retain and attract customers and key personnel; risks relating to the foreign countries where we transact business; the ability to obtain patent protection and avoid patent-related liabilities in the context of a rapidly developing legal framework for software and business-method patents; and a material weakness in our internal controls. The factors described in this paragraph and other factors that may affect our business or future financial results are discussed in our periodic filings with the Securities and Exchange Commission, copies of which may be obtained from us without charge. We assume no obligation to update any written or oral forward-looking statement made by us or on our behalf as a result of new information, future events or other factors.

SunGard Data Systems Inc.
Consolidated Statements of Operations
(in millions)

	Three Months Ended
	Mar. 31,	Mar. 31,
	2009	2010
Revenue:
Services	$1,247	$1,137
License and resale fees	64	84

Total products and services	1,311	1,221
Reimbursed expenses	24	28

	1,335	1,249

Costs and expenses:
Cost of sales and direct operating	686	604
Sales, marketing and administration	269	275
Product development	87	96
Depreciation and amortization	69	75
Amortization of acquisition-related intangible assets	124	123
Merger costs	—	2

	1,235	1,175

Income from operations	100	74
Interest income	1	—
Interest expense and amortization of deferred financing fees	(151)	(159)
Other income	7	—

Loss before income taxes	(43)	(85)
Benefit from income taxes	9	31

Net loss	$(34)	$(54)

See Notes to Consolidated Condensed Financial Information.

SunGard Data Systems Inc.
Consolidated Condensed Balance Sheets
(in millions)

	Dec. 31,	Mar. 31,
	2009	2010
Assets:
Current:
Cash and cash equivalents	$664	$637
Accounts receivable, net	1,136	1,001
Clearing broker assets	332	275
Prepaid expenses and other current assets	211	183

Total current assets	2,343	2,096
Property and equipment, net	925	903
Software products, net	1,020	965
Customer base, net	2,294	2,225
Other assets, net	1,220	1,209
Goodwill	6,178	6,130

Total Assets	$13,980	$13,528

Liabilities and Stockholder’s Equity:
Current:
Short-term and current portion of long-term debt	$64	$56
Accounts payable and accrued expenses	950	749
Clearing broker liabilities	294	238
Deferred revenue	1,040	1,018

Total current liabilities	2,348	2,061
Long-term debt	8,251	8,224
Deferred income taxes	1,314	1,281

Total liabilities	11,913	11,566
Stockholder’s equity	2,067	1,962

Total Liabilities and Stockholder’s Equity	$13,980	$13,528

See Notes to Consolidated Condensed Financial Information.

SunGard Data Systems Inc.
Notes to Consolidated Condensed Financial Information
Note 1. Reconciliation of Net Income (Loss) to EBITDA and Reconciliation of EBITDA to Adjusted EBITDA
EBITDA represents net income (loss) before interest expense, income taxes, depreciation and amortization and goodwill impairment. Adjusted EBITDA is defined as EBITDA further adjusted to give effect to certain items that are required in calculating covenant compliance under our senior and senior subordinated notes as well as under our senior secured credit facilities, which were entered into in August 2005 and our senior notes entered into in September 2008. Adjusted EBITDA is calculated by subtracting from or adding to EBITDA items of income or expense described below. EBITDA and Adjusted EBITDA are not recognized terms under generally accepted accounting principles (GAAP). EBITDA and Adjusted EBITDA do not represent net income (loss), as that term is defined under GAAP, and should not be considered as an alternative to net income (loss) as an indicator of our operating performance. Additionally, EBITDA and Adjusted EBITDA are not intended to be measures of free cash flow available for management or discretionary use as such measures do not consider certain cash requirements such as capital expenditures (including capitalized software expense), tax payments and debt service requirements. SunGard considers EBITDA and Adjusted EBITDA to be key indicators of our ability to pay our debt. EBITDA and Adjusted EBITDA as presented herein are not necessarily comparable to similarly titled measures. The following is a reconciliation of EBITDA and Adjusted EBITDA to net income (loss), the GAAP measure we believe to be most directly comparable to EBITDA and Adjusted EBITDA. Further information regarding this reconciliation is included in our periodic filings with the U.S. Securities and Exchange Commission.

			Last Twelve
	Three Months Ended		Months
	Mar. 31,	Mar. 31,	Mar. 31,
(in millions)	2009	2010	2010

Net loss	$(34)	$(54)	$(1,138)
Interest expense, net	150	159	639
Benefit from income taxes	(9)	(31)	(95)
Depreciation and amortization	193	198	836
Goodwill impairment charge	—	—	1,126

EBITDA	300	272	1,368

Purchase accounting adjustments	5	4	17
Non-cash charges	9	8	35
Restructuring and other charges	9	9	41
Pro forma expense savings related to acquisitions	1	—	2
Other	2	4	6

Adjusted EBITDA — senior secured credit facilities, senior notes due 2013 and 2015 and senior subordinated notes due 2015	$326	$297	$1,469

SunGard Data Systems Inc.
Notes to Consolidated Condensed Financial Information
Note 2. Reconciliation of Income from Operations to Adjusted Income from Operations
Adjusted income from operations represents income from operations adjusted for goodwill impairment charges, amortization of acquisition-related intangible assets, merger costs, purchase accounting adjustments for deferred revenue, stock-based compensation expense and management fee expense. Adjusted income from operations is not a recognized term under generally accepted accounting principles (GAAP). Adjusted income from operations does not represent income from operations, as that term is defined under GAAP, and should not be considered as an alternative to income from operations as an indicator of our operating performance. We have included information concerning adjusted income from operations because we use such information when evaluating income from operations to better evaluate the underlying performance of the Company. Adjusted income from operations as presented herein is not necessarily comparable to similarly titled measures. The following is a reconciliation between adjusted income from operations and income from operations, the GAAP measure we believe to be most directly comparable to adjusted income from operations.

	Three Months Ended
	Mar. 31,	Mar. 31,
(in millions)	2009	2010
Income from operations	$100	$74

Amortization of acquisition-related intangible assets	124	123
Merger costs	—	2
Purchase accounting adjustments	5	5
Stock-based compensation and other costs	12	13

Adjusted income from operations	$241	$217

SunGard Data Systems Inc.
Notes to Consolidated Condensed Financial Information
Note 3. Impact of Broker/Dealer on Organic Revenue Growth
The Company defines organic revenue as revenue from businesses owned for at least one year and excluding revenue from businesses sold in the previous twelve months further adjusted to remove the impact of changes in currency exchange rates. When assessing its financial results, the Company focuses on organic revenue because reported revenue is affected by the timing and magnitude of acquisitions, dispositions and currency. Beginning in 2007, the Company began to experience significant revenue growth in one of our trading systems businesses, a broker/dealer business with inherently lower margins than the rest of the Financial Systems business, and whose revenue is a function of market volatility and customer mix. Reported revenue and organic revenue growth with and without the broker/dealer business for the total Company and Financial Systems for 2008, 2009 and 2010 follows:

							Quarter
		Quarter Ended					Ended
	2008	Mar-09	Jun-09	Sep-09	Dec-09	2009	Mar-10
Revenue growth as reported:
Total SunGard	14%	3%	1%	-4%	-5%	-2%	-6%
Financial Systems	23%	8%	8%	-6%	-8%	0%	-11%

Revenue growth as reported without broker/dealer business:
Total SunGard	8%	-2%	-5%	1%	0%	-1%	3%
Financial Systems	11%	0%	-3%	4%	0%	0%	7%

Organic revenue growth:
Total SunGard	10%	3%	0%	-7%	-7%	-3%	-9%
Financial Systems	17%	4%	2%	-15%	-10%	-5%	-13%

Organic revenue growth without broker/dealer business:
Total SunGard	4%	-1%	-6%	-2%	-3%	-3%	0%
Financial Systems	5%	-5%	-10%	-7%	-3%	-6%	4%